                                                               Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 11, 1987 pertaining to the Spectrum Control, Inc. Non-Qualified Stock Option Plan of 1987, the Registration Statement on Form S-8 dated January 22, 1996 pertaining to the Spectrum Control, Inc. Stock Option Plan of 1995, the Registration Statement on Form S-8 dated July 16, 1996 pertaining to the Spectrum Control, Inc. 1996 Non-Employee Directors' Stock Option Plan, and in the Registration Statement on Form S-3 dated July 6, 2000 pertaining to the registration of 2,360,584 shares of common stock, of our report dated January 3, 2001, with respect to the consolidated financial statements and schedule included in this Form 10-K of Spectrum Control, Inc.




                                                      /s/ Ernst & Young LLP.

                                                      ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
February 26, 2001